Exhibit 5.5

May 5, 2026

Sonic Automotive, Inc.
4401 Colwick Road
Charlotte, North Carolina 28211

Re:     Sonic Automotive, Inc. – Post-Effective Amendments to Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Sonic Automotive, Inc., a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 1 to Registration Statement No. 333-256891, Post-Effective Amendment No. 1 to Registration Statement No. 333-232177, Post-Effective Amendment No. 1 to Registration Statement No. 333-204027 and Post-Effective Amendment No. 1 to Registration Statement No. 333-180814 (together the “Post-Effective Amendments”) that are being filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Prior Plan Shares (as defined below), which may be issued pursuant to the Sonic Automotive, Inc. 2026 Equity Inventive Plan (the “2026 Equity Incentive Plan”).

On April 29, 2026, (the “Approval Date”), the Company’s stockholders approved the 2026 Equity Incentive Plan and, in connection therewith, no further awards will be made under the Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “Prior Plan”). The total number of shares of the Company’s Common Stock, par value $0.01 per share, authorized for issuance under the 2026 Equity Incentive Plan includes, in addition to 2,000,000 new shares (registered concurrently on a new registration statement on Form S-8): (i) 318,148 shares available for issuance but not issued or subject to outstanding awards under the Prior Plan as of the Approval Date and (ii) an aggregate of up to 889,020 shares subject to awards under the Prior Plan as of the Approval Date that subsequently cease to be subject to such awards, such as by expiration, cancellation, forfeiture or cash settlement of the awards (the shares described in (i) and (ii), the “Prior Plan Shares”).

In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purpose of the opinion set forth herein, including, without limitation (i) the Post-Effective Amendments, (ii) the 2026 Equity Incentive Plan, (iii) the Company’s Amended and Restated Certificate of Incorporation, as amended, (iv) the Company’s Amended and Restated Bylaws and (v) certain actions of the Company’s board of directors and stockholders reflected in the Company’s minute book (collectively, the “Registration Documents”).

Sonic Automotive, Inc.
May 5, 2026

In rendering our opinion, we have assumed the legal capacity and competency of all natural persons executing documents and certificates submitted to us, the genuineness of all signatures, the compliance with fiduciary duties, the authenticity of original and certified documents submitted to us, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy and completeness of, statements contained in the Registration Documents and certificates or comparable documents and oral or written statements and other information of or from public officials and officers and representatives of the Company and others.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Prior Plan Shares have been duly authorized by the Company and, when issued and sold by the Company in accordance with the terms and conditions of the 2026 Equity Incentive Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to such law as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.5 to the Post-Effective Amendments. In giving such consent, we do not thereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ MOORE & VAN ALLEN PLLC

MOORE & VAN ALLEN PLLC